As filed with the Securities and Exchange Commission on January 15, 1999
                                                Registration No. 333-



                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                  ___________
                        INLAND REAL ESTATE CORPORATION
             (Exact name of registrant as specified in its charter)

                Maryland                            36-3953261
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)             Identification Number)

                            2901 Butterfield Road
                         Oak Brook, Illinois  60532
                               (630) 218-8000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

                              Robert H. Baum, Esq.
                         Inland Real Estate Corporation
                              2901 Butterfield Road
                            Oak Brook, Illinois  60532
                                 (630) 218-8000
(Name, address, including zip code, and telephone number, including area code, of Agent for Service)
                                  ___________
                                  Copies to:
                              Michael J. Choate
                           Shefsky & Froelich Ltd.
                    444 North Michigan Avenue, Suite 2500
                          Chicago, Illinois  60611
                                (312) 527-4000
                                  ___________
Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   _____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   _____

                         Calculation of Registration Fee

Title of each                        Proposed       Proposed
Class of Securities    Amount        Maximum        Maximum       Amount of
to be                  to be      Offering Price    Aggregate    Registration
Registered           Registered      per Share    Offering Price     Fee

Common Stock, $.01    5,000,000        $10.45       $52,250,000    $14,526
par value              shares


INLAND REAL ESTATE CORPORATION
DISTRIBUTION REINVESTMENT PROGRAM


5,000,000 Shares of Common Stock




Program Highlights:

You may purchase shares of Inland Real Estate Corporation at a price equal to $10.45 per share, without paying any fees or commissions.

Your investment will continue to grow through automatic reinvestment of distributions.



You should read this Prospectus carefully so you will know how the Program works and then retain it for future reference.




Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.



                                            Prospectus dated January 15, 1999

                      INLAND REAL ESTATE CORPORATION

We are a Maryland corporation which has elected to be taxed as a real estate investment trust, or a "REIT," which owns and acquires primarily:

neighborhood retail centers and community centers located within a 400-mile radius of our headquarters in Oak Brook, Illinois; and

single-user retail properties located throughout the United States.

We may acquire these properties individually or with joint venture partners. In addition to acquiring existing properties, we may construct or develop properties or provide services in connection with the development and construction of properties.

Our headquarters are located at 2901 Butterfield Road in Oak Brook, Illinois 60523, and our general telephone number is (630) 218-8000.

There is currently no public market for our shares.

Our Advisor

Our advisor is Inland Real Estate Advisory Services, Inc., an Illinois corporation, whose offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523. We pay our Advisor and its affiliates fees for overseeing and administering our day-to-day operations.

Our Property Manager

Our property manager is Inland Commercial Property Management, Inc., an Illinois corporation, whose offices are also located at 2901 Butterfield Road, Oak Brook, Illinois 60523. Our property manager is responsible for managing the day-to-day operations of each property, collecting rent, and leasing and maintaining our properties. We pay our property manager a fee for performing these services.




              SUMMARY OF OUR DISTRIBUTION REINVESTMENT PROGRAM


ADMINISTRATOR: We internally administer the Program. If you have any questions, you may direct them to us at: Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention Ms. Roberta S. Matlin or by telephone at: (630) 218-8000.

ENROLLMENT: If you own shares of our common stock, you can participate in the Program by submitting a completed Enrollment Form to us. No action is required if you are already participating in the Program.

REINVESTMENT OF DISTRIBUTIONS: You may invest all of the cash distributions that we pay to you in additional shares of our common stock without paying any brokerage fees or service charges.

MAXIMUM OWNERSHIP OF SHARES: To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that we meet this test, our Articles of Incorporation provide that no person may own more than 9.8% of the our issued and outstanding stock. Therefore, to the extent that a purchase of shares under the Program would cause you to own in excess of 9.8% of our issued and outstanding stock, we will not reinvest your distributions to purchase additional shares.

FRACTIONAL SHARES: We pay distributions on both whole and fractional shares and will purchase shares for you with distributions on both whole and fractional shares.

TRACKING YOUR INVESTMENT: Each year we will send to you an individualized report of your investment. The report will include the purchase date(s), purchase price and the number of shares owned by you, as well as the dates and amounts of distributions received and invested on your behalf during the prior year.

TERMINATING YOUR PARTICIPATION IN THE PROGRAM: You may terminate your participation in the Program at any time, without penalty, by providing to us written notice of your desire to terminate your participation.

AMENDMENT OR TERMINATION OF THE PROGRAM: Our Board of Directors may, by a majority vote, amend or terminate the Program for any reason, upon providing 30 days' written notice to all participants.


                       DESCRIPTION OF THE PROGRAM


PURPOSE OF THE PROGRAM

The Program is designed to offer to our existing shareholders a simple and convenient method of purchasing additional shares by reinvesting cash distributions without paying any brokerage commissions, fees or service charges. We will use the proceeds received from sale of the shares for general corporate purposes, including purchasing additional properties or funding operating or capital expenses associated with our existing properties.

WHY SHOULD YOU PARTICIPATE IN THE PROGRAM

If you participate in the Program you are able to:

purchase additional shares of our common stock without paying any brokerage commissions, fees or service charges; and

fully invest all distributions under the Program because the Program permits fractions of shares, as well as whole shares, to be purchased and credited to your account.

HOW TO ENROLL IN THE PROGRAM

You can participate in the Program if you currently own shares of our common stock and the shares are registered in your name. If your shares are held in a brokerage, bank, or other intermediary account, and you wish to participate in the Program, you should direct your broker, bank or trustee to register some or all of your shares directly in your name.

You may join the Program at any time by completing and signing an Enrollment Form and returning it to us at: 2901 Butterfield Road, Oak Brook, Illinois 60532, Attention: Ms. Roberta S. Matlin. Enrollment Forms may be obtained at any time by calling us at (630) 218-8000 or by writing to us at same address as specified above.

You will remain a participant of the Program until you deliver to us written notice of your desire to terminate your participation (described more fully below under the heading "Terminating Your Participation in the Program").
If we receive your Enrollment Form specifying your desire to reinvest distributions under the Program on or prior to the record date established for a particular distribution, reinvestment of cash distributions will commence with that distribution. If we receive your Enrollment Form after the record date established for a particular distribution, then your participation in the Program will not begin until the distribution following the next record date, as applicable.


REINVESTMENT OF YOUR DISTRIBUTIONS

If you choose to participate in the Program, we will apply cash distributions on all shares registered in your name, as well as, on all full or fractional shares acquired under the Program, to purchase additional shares for you directly from us if permitted under state securities laws and, if not,
through Inland Securities Corporation.   In any event, there are no
commissions or brokerage fees paid. Reinvestment of distributions on only a portion of the shares registered in your name is not permitted.

NUMBER OF SHARES TO BE ISSUED TO YOU

The number of shares to be issued to you under the Program will depend on the amount of the distributions being reinvested and the purchase price of the shares. We will issue fractional shares (computed to four decimal places), if necessary, to make full reinvestment of your distributions. We will not, however, issue shares to you under the Program to the extent that the issuance of the shares would cause you to own in excess of 9.8% of our issued and outstanding stock.

SOURCE AND PURCHASE PRICE OF THE SHARES

There is no public trading market for our shares. As of January 15, 1999, shares may be purchased under the Program at a price equal to $10.45 per share. The selling price of the shares to be issued under the Program was determined by our board of directors in the exercise of their business judgment based on factors such our book value, the current economic environment and the demand for and price of shares of our common stock offered in our prior public offering which was terminated on December 31, 1998. The selling price may be increased or decreased at our board's discretion. The selling price may not be indicative of the price that shares may trade if they were listed on an exchange or of the proceeds that a shareholder may receive if we liquidated or dissolved.

If we list our shares on a national stock exchange or include them for quotation on a national market system, we will, at our option, either purchase shares for you under the Program on the exchange or market at the prevailing market price on the record date for distribution or issue the shares to you directly from our authorized but unissued shares. We cannot guarantee that the price we pay for the shares will be the lowest possible price.

WHEN SHARES WILL BE PURCHASED

Shares will be purchased for you under the Program on the record date for the distribution used to purchase the shares. Distributions will be paid monthly and will be calculated on a monthly record and distribution declaration date.


COST OF PARTICIPATING IN THE PROGRAM

You will not incur any brokerage commissions or service charges when purchasing shares under the Program. Certain fees and brokerage commissions, however, may be incurred if you choose to sell your shares. These fees are more fully described below under the heading "Selling Shares Acquired Under the Program."

TRACKING YOUR INVESTMENT

Within 90 days after the end of each fiscal year, we will send to you an individualized report summarizing your investment including the purchase date(s), purchase price and the number of shares owned by you under the Program, as well as, the dates of distributions and amounts of distributions
received during the prior fiscal year.   This report will be your  record of
the timing and cost of purchases made under the Program and should be retained for income tax purposes.

CERTIFICATES FOR SHARES ACQUIRED UNDER THE PROGRAM

Within 90 days after the end of each fiscal year, we will issue to you certificates evidencing the shares purchased under the Program for the prior fiscal year. Prior to issuing the certificate(s), ownership of the shares will be evidenced in book-entry form.

SELLING SHARES ACQUIRED UNDER THE PROGRAM

There is currently no public trading market for our shares and there can be no assurance that one will develop in the future. Consequently, there may not be a readily available buyer for your shares. If you desire to sell your shares, you may request us to issue to you the certificate(s) for whole shares to be issued to you under the Program and you may arrange for their sale through a securities broker of your choice. In such case, you will be
responsible for all commissions and fees owed to the securities broker.   If
you sell or transfer your shares prior to our shares being listed on a national securities exchange or designated for quotation on a national market system, to a person who does not participate in the Program, your participation in the Program with respect to the transferred shares will automatically be canceled. The purchaser of the shares may elect to enroll in the Program by requesting from us an Enrollment Form and by completing, signing and returning it to us.

TERMINATING YOUR PARTICIPATION IN THE PROGRAM


You may terminate participation in the Program at any time by delivering written notice to us at any time prior to a distribution record date. As soon as practical following termination, we will send to you a certificate for the whole shares in your Program account and a check for the cash value of any fractional shares in your Program account. The cash value will be determined by multiplying the fractional share by the price at which shares are then being purchased for under the Program (currently $10.45). If the termination notice is received on or after the record date for a distribution payment, the termination notice will not become effective until the distribution is paid and shares are issued and credited to your Program account.

After termination of your particaipation in the Program, distributions will be paid to you in cash unless and until you rejoin the Program, which you may do at any time by completing and signing a new Enrollment Form.

TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE PROGRAM

Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is applied as a reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any excess is treated as gain from the sale of shares.

If you participate in the Program, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. The shares received by you pursuant to the Program will have a holding period beginning with the day after the purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

The above discussion regarding the tax consequences of participating in the Program is intended only as a general discussion of the current federal income tax consequences of participating in the Program. Since each shareholder's financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about Program participation.

AMENDMENT OR TERMINATION OF THE PROGRAM

Our board of directors may by a majority vote (including a majority of our independent directors) amend or terminate the Program for any reason, upon providing 30 days' written notice to all participants. If the Program is terminated, certificates for whole shares will be delivered to all participants and a cash payment will be made for any fraction of a share credited to your account under the Program. The amount of the cash payment will be determined by multiplying the fractional share by the price at which shares are then being purchased for under the Program (currently $10.45).







MISCELLANEOUS

Where You Can Find More Information About Us

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the SEC at the SEC's public reference rooms located at: Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our SEC filings are also available to the public on the website maintained by the SEC at "http://www.sec.gov."

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Program is terminated comprise the incorporated documents:

(a)   Our Annual Report on Form 10-K for the year ended December 31, 1997;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

(c) Our Current Reports on Form 8-K dated January 13, 1998, March 19, 1998, May 28, 1998, August 12, 1998, October 22, 1998, and December 14, 1998 and
on Form 8-K/A dated March 16, 1998, April 9, 1998, October 13, 1998 and January 15, 1999;

(d) The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on April 26, 1996.

Upon request, we will provide to you, without charge, a copy of any or all of the documents incorporated by reference in this document other than exhibits to those documents, unless the exhibits are specifically incorporated by
reference in those documents.   Your request for copies should be directed
to: Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Ms. Roberta S. Matlin, telephone number: (630) 218-8000.






Effect of Share Distributions or Share Splits

If we pay a distribution in the form of shares or splits on our outstanding shares, the additional shares will be credited to your Program account both for shares held by us for you under the Program and shares registered in your name. If we declare a reverse share split, the number of shares held by us for you under the Program and shares registered in your name will be reduced accordingly.

Voting Rights of Shares Acquired Under the Program

Shares in your Program account will be voted as you direct. As a shareholder, you receive a proxy card in connection with any annual or special meeting of shareholders. This proxy will apply to all shares registered in your name, including all shares credited to your Program account.

If no instructions are indicated on a properly signed and returned proxy card, when voting on discretionary items, all your shares -- those registered in your name, if any, and those credited to your account under the Program -- will be voted in accordance with the recommendations of our board of directors. If the proxy card is not returned or is returned unsigned, your shares may be voted only if you or a duly appointed representative votes in person at the meeting.

Our Liability Under the Program

We will not be liable for any act done in good faith, or for any good faith omission to act including without limitation, for any claims of liability:

for our failure to terminate your Program account upon your death prior to receipt of written notice of such death; or

relating to the time and prices at which shares are purchased or sold for your Program account.

YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED FOR YOU UNDER THE PROGRAM.

Governing Law

Maryland state law governs the terms and conditions of the Program, this document, the Enrollment Form and the account statements.


                                 USE OF PROCEEDS

We intend to use the net proceeds from the sale of shares under the Program for general corporate purposes, including purchasing additional properties or funding operating or capital expenses associated with our existing properties. We have no basis for estimating the number of shares that will be sold.

                                    EXPERTS


The financial statements of Inland Real Estate Corporation as of December
31, 1997 and 1996 and for the three-year period ended December 31, 1997, the historical summary of gross income and direct operating expenses of High Point Centre for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodland Heights Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Eastgate
Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Winnetka Commons for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Fairview Heights Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Orland Greens for the year ended December
31, 1997, the historical summary of gross income and direct operating expenses of Edinburgh Festival Center for the year ended December
31, 1997, the historical summary of gross income and direct operating expenses of Park Center Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodfield Commons Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Two Rivers Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Bergen Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Berwyn Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Wauconda Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodfield Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Shops at Coopers Grove for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Maple Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Lake Park Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of St. James Crossing for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Chestnut Court for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Mill Creek for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Terremere Plaza for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Wilson Plaza for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Iroquois Center for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Fashion Square for the year ended December 31, 1996, and the historical summary of gross income and direct operating expenses of Naper West for the year ended December 31, 1996, have been incorporated by reference herein in reliance upon the reports of KPMG
LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                LEGAL MATTERS

The validity of the shares offered by this Prospectus will be passed upon for us by Shapiro and Olander, Baltimore, Maryland.


               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are permitted to indemnify and pay or reimburse reasonable expenses of our directors, the advisor or any affiliates for certain liabilities including any losses or liabilities arising from or out of an alleged violation of federal or state securities laws. We may indemnify our directors, the advisor or any affiliates for liabilities or expenses arising from or out of an alleged violation of the federal or state securities laws by such party provided that one or more of the following conditions are met:

there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which our securities are offered and sold as to the indemnification for securities law violations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, the advisor or affiliates pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.










          _____________

        TABLE OF CONTENTS
                                                     Inland Real Estate
                                                        Corporation
INLAND REAL ESTATE CORPORATION   2

SUMMARY OF THE DISTRIBUTION
   REINVESTMENT PROGRAM          3                Distribution Reinvestment
                                                           Program
DESCRIPTION OF THE PROGRAM       4

   USE OF PROCEEDS              10

EXPERTS                         10                    5,000,000 Shares
                                                      of Common Stock
LEGAL MATTERS                   11
                                                       ____________
INDEMNIFICATION FOR SECURITIES
   ACT LIABILITIES              11                      Prospectus

        _________________                              ____________

                                                     January 15, 1999







                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.   Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the Shares registered hereby:


Securities and Exchange Commission Registration fee             $ 14,526.00
NASD Fee                                                           5,725.00
Printing and mailing expenses                                      3,750.00*
Legal fees and expenses                                            7,500.00*
Accounting fees and expenses                                       5,000.00*
Blue Sky fees and expenses                                           350.00*
Miscellaneous                                                      1,500.00

Total                                                            $38,351.00
*Estimated

Item 15.   Indemnification of Directors and Officers.

Our Second Articles of Amendment and Restatement and Bylaws authorize us, to indemnify and pay to or reimburse reasonable expenses of our directors, the advisor, or affiliates (each an "Indemnified Party") to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with section 2 -- 418 of the Maryland General Corporation Law, provided that: (i) the director, advisor, or affiliate has determined, in good faith, as to the course of conduct which caused the loss or liability was in our best interest; (ii) the Indemnified Party was acting on our behalf or performing services on our part; (iii) the liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an independent director, the liability or loss must not have been the result of gross negligence or willful misconduct; and (iv) the indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders.


We will not indemnify our Directors, Advisor or Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of the federal or state securities laws by such party unless one or more the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which our securities were offered and sold as to the indemnification for securities law violations.

We may advance funds to persons entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on our behalf; (ii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves our making of the advancement; and (iii) the Indemnified Party receiving any advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest, in cases in which the Indemnified Party is found not to be entitled to indemnification.

We may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted which was incurred in any such capacity with us or arising out of such status. We shall not pay for the losses of any liability insurance which insures any person against liability for which he, she, or it could not be indemnified under our Articles of Incorporation.

Neither the amendment nor the adoption of any other provision of our Articles or Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification shall apply to liabilities arising under the federal securities law, we have been advised that, in the opinion of the SEC, such indemnification in this case is contrary to public policy and, therefore, unenforceable.

Item 16.   Exhibits

(a)   The following documents are filed as part of this Registration
Statement:

Exhibit
  No.               Description

   4      Amended and Restated Inland Real Estate Corporation Distribution
             Reinvestment Program
 5.1      Opinion of Shapiro and Olander regarding the legality of the securities being registered
23.1      Consent of Shapiro and Olander (included as part of Exhibit 5.1)
23.2      Consent of KPMG LLP
24.1      Power of Attorney (included after signatures)
  27      Financial Data Schedule
99.1      Form of Enrollment Form


   (b)   The following exhibits are incorporated by reference:

Exhibit
  No.         Description

3.1       Inland Monthly Income Fund III, Inc. Second Articles of Amendment
             and Restatement.1
3.2       Amended and Restated Bylaws of Inland Real Estate Corporation.2
3.3       Inland Monthly Income Fund III, Inc. Articles of Amendment.2
3.4       Inland Real Estate Corporation Articles of Amendment of Second
             Articles of Amendment and Restatement.3
3.5       Inland Real Estate Corporation Articles of Amendment of Second
             Articles of Amendment and Restatement.4
3.6       Amendment to the Amended and Restated Bylaws of Inland Real Estate
             Corporation.4

1. Included in the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by Registrant on June 20, 1996.
2. Included in Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on July 18, 1996.
3. Included in the Registrant's Registration Statement of Form S-11 (file number 3333-45233) as filed by Registrant on January 29, 1998.
4. Included in Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11 (file number 333-45233) as filed by the Registrant on April 6, 1998.


Item 17.   Undertakings

     (a)   The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, Illinois, on this 15th day of January, 1999.

                                  Inland Real Estate Corporation

                                  By:   /s/ Robert D. Parks
                                        Robert D. Parks
                                        President, Chief Executive Officer,
                                        Chief Operating Officer and Chairman
                                        of the Board of Directors

                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Parks and Roberta S. Matlin and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Signature                       Title


/s/ Robert D. Parks    President, Chief Executive Officer,   January 15, 1999
Robert D. Parks        Chief Operating Officer and Chairman
                       of the Board of Directors

/s/ G. Joseph Cosenza  Director                              January 15, 1999
G. Joseph Cosenza

/s/ Kelly Tucek        Secretary, Treasurer and Chief        January 15, 1999
Kelly Tucek            Financial Officer

/s/ Joel G. Herter     Director                              January 15, 1999
Joel G. Herter

/s/ Heidi N. Lawton    Director                              January 15, 1999
Heidi N. Lawton

/s/ Roland W. Burris   Director                              January 15, 1999
Roland W. Burris



                                EXHIBIT 4


                           AMENDED AND RESTATED
                      INLAND REAL ESTATE CORPORATION
                     DISTRIBUTION REINVESTMENT PROGRAM

Inland Real Estate Corporation, a Maryland corporation (the "Company"), pursuant to its Second Articles of Amendment and Restatement, as amended
(the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

   i. As agent for the Stockholders who elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Inland Securities Corporation. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

  ii. Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing the Enrollment Form or other appropriate authorization form as may be available from the Company. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a monthly record and Distribution declaration date.

 iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $10.45 per Share, or such other price as determined from time to time by the Directors. Participants in the DRP may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

       It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $10.45 per Share price which will be paid under the DRP.

       The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

       If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the Compnay may, at its option, either purchase Shares for the DRP on such exchange or market, at the prevailing market price, and sell the Shares to Stockholders at such price, or the Company may issue the Shares from its authorized but unissued shares. Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

       It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

  iv. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

   v. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year.
       The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

  vi. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. The cash value will be determined by multiplying the fractional Share by the price at which shares are then being purchased for under the DRP. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

 vii. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

viii. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities act of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

  ix. Governing Law. This DRP shall be governed by the laws of the State of Maryland.




                               EXHIBIT 5.1



                            January 15, 1999

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523


Ladies and Gentlemen:

You have requested our opinion as Maryland counsel to Inland Real Estate Corporation, a corporation organized under the laws of Maryland ("Company"), in connection with the offering by the Company to its shareholders of the 5,000,000 shares of the Company's common stock, $0.01 par value per share ("Shares"), pursuant to the Company's Dividend Reinvestment Program.

We have reviewed the Registration Statement on the Form S-3 (the "Registration Statement") and the prospectus included therein ("Prospectus") relating to the Company's issuance of the Shares, and in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and the minutes of the meetings of the Board of Directors of the Company to date relating to the authorization of issuance of the Shares. In such examination, we have assumed, without independent verification, the genuineness of the signatures (whether original or photocopy), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authenticate original documents of all documents submitted to us as certified or photocopies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that, on the basis of such examination, the Shares referred to in the Registration Statement, when issued and sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable and no personal liability will attach to the ownership of such Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus.

The foregoing opinion is being furnished to, and is solely for the benefit of, the addressee named above and, except with our prior consent, is not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or equity other than said addressee.

                                      Very truly yours,

                                      /s/ SHAPIRO AND OLANDER



                              EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Inland Real Estate Corporation:

We consent to the use of our reports with respect to the financial statements of Inland Real Estate Corporation as of December 31, 1997 and 1996 and for the three-year period ended December 31, 1997, the historical summary of gross income and directoperating expenses of High Point Centre for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodland Heights Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Eastgate Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Winnetka Commons for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Fairview Heights Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Orland Greens for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Edinburgh Festival Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Park Center Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodfield Commons Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Two Rivers Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Bergen Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Berwyn Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Wauconda Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodfield Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Shops at Coopers Grove for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Maple Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Lake Park Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of St. James Crossing for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Chestnut Court for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Mill Creek for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Terremere Plaza for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Wilson Plaza for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Iroquois Center for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Fashion Square for the year ended
December 31, 1996, and the historical summary of gross income and direct operating expenses of Naper West for the year ended December 31, 1996, incorporated herein by reference and to the reference to our firm under theheading "Experts" in the Registration Statement of Form S-3.

                                                    /s/ KPMG LLP


Chicago, Illinois
January 15, 1999


                                 EXHIBIT 99.1

                               ENROLLMENT FORM

                                     FOR

         INLAND REAL ESTATE CORPORATION DISTRIBUTION REINVESTMENT PROGRAM

To participate in the Distribution Reinvestment Program, you must complete and sign this form and return it to:

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Ms. Roberta S. Matlin

1. ACCOUNT REGISTRATION. Complete either section A, B, C or D. (Please print clearly).

     a. INDIVIDUAL OR JOINT ACCOUNTS. (Enter only the Social Security number for the name under which distributions should be reported.)


_____________________________________________________________________________
Owner's Name


___________________________________       ___________________________________
Owner's Social Security Number            Owner's date of birth
(used for tax reporting)                  (Month/Day/Year)


_____________________________________________________________________________
Joint Owner's Name (if applicable)


___________________________________
Joint Owner's Social Security Number
(if applicable; used for tax reporting)

For Joint Accounts: Your program account will be registered "Joint Tenants with Rights of Survivorship" and not as tenants in common unless you check a box below:

[   ]   Tenants in common
[   ]   Tenants by entirety
[   ]   Community property


     b.   CUSTODIAL ACCOUNT/GIFT TO A MINOR.   (An Enrollment Form is
required for each minor.  Only one custodian per account is allowed.)


_____________________________________________________________________________
Custodian's Name


_____________________________________________________________________________
Minor's Name


______________________________     _______________________     ______________
Minor's Social Security Number     Minor's date of birth       Custodian's
(required)                         (Month/Date/Year)           state



     c.   TRUST.  (Please check only one of the trustee types)

     [   ]     Person as trustee      [   ]     Organization as trustee


_____________________________________________________________________________
Trustee:   Individual or Organization Name


_____________________________________________________________________________
and Co-trustee's Name (if applicable)


_____________________________________________________________________________
Name of Trust


_____________________________________________________________________________
For the benefit of


_____________________________________        ________________________________
Trust Taxpayer Identification Number         Date of Trust
(required)                                   (Month/Day/Year)

     d.   ORGANIZATION OR BUSINESS ENTITY.      Check one:

     [   ]     Corporation      [   ]     Partnership      [   ]     Other


_____________________________________________________________________________
Name of Entity


______________________________
Taxpayer Identification Number (required)


_____________________________________________________________________________
Mailing Address (including apartment or box number)


_________________________________     ________________       ________________
City                                  State                  Zip

(       )                                  (       )
__________________________________         __________________________________
Home phone                                 Work phone

2.   DIVIDEND REINVESTMENT.

If you participate in the program, we will reinvest all cash distributions paid by us on the shares of Inland Real Estate Corporation registered in your name.

3.   ACCOUNT AUTHORIZATION SIGNATURE(S).

Signature of account owner:  _____________________    Date:  ________________

Signature of joint owner:  _______________________    Date:  ________________
(if applicable)

If you need assistance, please contact Ms. Roberta Matlin at (630) 218-8000.